Alcan Investor Workshop

Toronto, October 3, 2006
Dick Evans
President and CEO

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Statements made in the course of this presentation which describe the Company's or management’s objectives, projections, estimates, expectations or predictions may be "forward-looking statements"
within the meaning of securities laws.  All statements that address the
Company's expectations or projections about the future including statements about the Company's growth, cost reduction goals, operations reorganization plans, expenditures and financial results are forward-looking statements.  nature, forward-looking statements involve risk and uncertainty and actual actions or results could differ materially. Reference should be made to the most recent Form 10-Q or 10-K for a summary of
factors that could cause such differences. In addition, certain non-GAAP measures are used which are reconciled to the
comparable GAAP measures herein or on the Company’s website at
www.alcan.com in the “Investors” section.
 Forward Looking Statements

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A premier global investment, partner of choice, and provider of materials and technology-based solutions committed to
the success of our shareholders, customers, employees and
the communities in which we operate.
■
 Long-term TSR in top quartile of S&P materials index
■
 Leading positions in attractive sectors
■
 Superior reputation among diverse global stakeholders
Clear Vision

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■
Modern, Low Cost Assets
■
Leading Market Positions and Strong Customer Relationships
■
Integrated Management System (AIMS)
■
Advanced Technology
■
Recognized Leader in Sustainability
Many strengths to build on
Advantaged Platform

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Assets by Business
Upstream:  60%     Downstream: 40%
Assets by Geography
Global  Presence
As at June 30, 2006
Effective Diversification

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Proven Management System
CI
EHS
First
VBM
People
➢
  VBM guiding methodology
➢
Steadily improving EHS
performance
➢
Accelerating CI benefits
➢
New people component
AIMS

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Build Selectively on Core Strengths
➢
secure long-term alumina position
➢
accelerate development of primary pipeline
➢
fully leverage AP technology
➢
develop adjacent growth opportunities
- products/markets
- geography
➢
explore potential new platforms
Focused Strategy

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Maintain Discipline
➢
ROCE through the cycle
- Capital Allocation
- Portfolio Optimization
- Cost Control
➢
Emphasis on cash
Focused Strategy

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■
Bauxite & AluminaGove, Alumar, Guinea, Ghana
■
Primary MetalSohar, Kitimat, Coega, Iceland
■
Engineered ProductsAerospace, Composites, Adjacencies
■
PackagingDeveloping economies
High-growth market segments
Attractive Growth Options

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* Assumes currency and metal at forward rates as of September 2006
Annual Cash Flow from Operations ($M)
$/t
$B
2006-08 outlook based on forward rates*
Financial Strength

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Spot and Australian export prices
Spot
Aus. Export Price
0.0%
5.0%
10.0%
15.0%
20.0%
25.0%
30.0%
35.0%
40.0%
San Ciprian
Aughinish
Worsley
Alumina
oversupply
High metal
prices
Hurricane
Eastern block
sell-down
Hurricane
Gramercy
explosion
Structural
tightness
(China)
Alunorte
Source: CRU
Alumina Price Evolution

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■
China Impact?
➢
Smelter re-starts being absorbed
➢
Annual demand growth still exceeding supply growth
➢
Primary metal exports down 10% YTD
■
Physical Demand Remains Strong
➢
Global market outlook for 2007 near balance
Sound Aluminum Fundamentals

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